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EXHIBIT 23 - INDEPENDENT AUDITORS' CONSENT

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of OmniComm Systems Inc on Form SB-2 of our report dated January 26, 2000, appearing in this Registration Statement.

Greenberg & Company LLC
Springfield, NJ
September 12, 2001